EXHIBIT 10.51
                                                                   -------------


                           ALLONGE TO CONVERTIBLE NOTE

            This ALLONGE TO CONVERTIBLE NOTE supplements and is hereby made a part of that certain Convertible Note made by NESTOR, INC., a Delaware corporation to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 dated May 16, 2005 in the principal amount of Six Million Dollars ($6,000,000) (the "Note"). Capitalized terms used herein but not defined herein shall have the meanings assigned to them by the Note.

            The Note is hereby  amended  by the  addition  of a  Section  3.4 to
Article III, to be inserted immediately following the existing Section 3.3, which Section 3.4 shall read:

                        3.4 Limitation on Conversions.  Notwithstanding anything
            contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between (i) 4.99% of the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by the Holder (the "Conversion Share Limitation"). For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Share Limitation described in this Section 3.4 shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default, or upon 75 days prior notice to the Company, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder a exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, if any shares of Common Stock are issuable by the Company and acquirable by the Holder at a price below $5.40 per share pursuant to the terms of this Note, the number of shares of Common Stock issuable by the Company and acquirable by the Holder pursuant to the terms of this Note, the Purchase Agreement or any other Related Agreement, shall not exceed an aggregate of 3,743,618 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the "Maximum Common Stock Issuance"), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Purchase Agreement or any other Related Agreement, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion or exercise pursuant to the terms of this Note, the Purchase Agreement or any other Related Agreement, would exceed the Maximum Common Stock Issuance but for this Section 3.4, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Notwithstanding anything contained herein to the contrary, the provisions of this
            Section 3.4 are irrevocable and may not be waived by the Holder or the Company.

            Except as modified by the addition of Section 3.4, all other terms and conditions of the Note remain in full force and effect.

            IN WITNESS WHEREOF, the Borrower and Holder have caused this Allonge to be signed in their respective names effective as of this 3rd day of June, 2005.

                                            NESTOR, INC.


                                            By:  /s/ Nigel P. Hebborn
                                            ------------------------------------
                                            Nigel P. Hebborn
                                            Executive Vice President




                                            LAURUS MASTER FUND, LTD.


                                            By: /s/ David Grin
                                            ------------------------------------
                                            David Grin
                                            Partner